EXHIBIT 99.1

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”), is entered into as of February 12,  2013, by and between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (“PESI”), and SAFETY & ECOLOGY HOLDINGS CORPORATION, a Nevada corporation (“SEC” and, together with PESI, the “PESI Parties”), on the one hand, and TIMIOS NATIONAL CORPORATION, a Delaware corporation (formerly known as Homeland Security Capital Corporation, “TNC”), on the other hand.  The PESI Parties and TNC are hereinafter collectively referred to as the “Parties.”

WHEREAS, the Parties entered into that certain Stock Purchase Agreement dated as of July 15, 2011 (the “Purchase Agreement”), for the sale by TNC and the purchase by PESI of all of the capital stock of SEC (the “SEC Stock”).  Capitalized words used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, as part of the Purchase Price paid for the SEC Stock, PESI issued to TNC a three year, non-negotiable, unsecured promissory note to the order of TNC in the principal amount of $2,500,000 (the “October Note”).

WHEREAS, as a result of payments made under the October Note, the outstanding unpaid principal balance and accrued interest due thereunder as of the date hereof is equal to $1,459,547.50.

WHEREAS, in connection with the Purchase Agreement, PESI, TNC and the Escrow Agent entered into that certain Escrow Agreement dated as of October 31, 2011 (the “Escrow Agreement”), pursuant to which PESI deposited $2,000,000 of the Cash Consideration into an account with the Escrow Agent (the “Escrow Account”) to be held and administered pursuant to the terms of the Escrow Agreement.

WHEREAS, pursuant to the terms of the Purchase Agreement and the Escrow Agreement, the Escrow Agent has previously delivered to PESI from the Escrow Account the sum of $1,500,000, leaving a principal balance of $500,000 therein, plus accrued interest, as of the date hereof (the “Escrow Balance”).

WHEREAS, certain additional disputes have arisen between the Parties under the Purchase Agreement for which PESI seeks indemnification pursuant to the Purchase Agreement, in particular, (i) PESI’s claim of breach of certain representations and warranties of TNC and SEC relating to a certain contract with W. R. Grace and Co., identified as Curtis Bay Bldg. 23 (the “W.R. Grace Contract”); and (ii) PESI’s claim of breach of the covenant of TNC and SEC, set forth in Section 5.20 of the Purchase Agreement, that the GAAP Liabilities (as defined in the Purchase Agreement) of SEC and its subsidiaries, on a consolidated basis, would not exceed $15,000,000 as of the Closing (together with the dispute described in clause (i) hereof relating to the W.R. Grace Contract, the “Disputed Claims”).

WHEREAS, notwithstanding any other provision in the Purchase Agreement, the October Note and the Escrow Agreement to the contrary, the Parties desire to settle the Disputed Claims and, additionally, settle and release any other Claims (as defined below) arising under the Purchase Agreement with respect to a claimed breach of (i) the representations and warranties contained in Article II and Article IV of the Purchase Agreement, and (ii) the covenants contained in Article V of the Purchase Agreement (except for Sections 5.13, 5.14, 5.15, 5.16, 5.17 and 5.18 of the Purchase Agreement, the obligations under which are expressly agreed by the Parties to continue in full force and effect in accordance with the terms of the Purchase Agreement (the “Continuing Covenants”)) (the matters described in clauses (i) and (ii), other than the Continuing Covenants, are, together with the Disputed Claims, collectively referred to herein as the “Subject Claims”), as follows:  (a) TNC shall immediately cancel, terminate and deliver to PESI the October Note and PESI shall issue the New Note (as defined herein) to TNC in replacement of the October Note, (b) the Escrow Balance shall be released to TNC, (c) the Parties shall terminate irrevocably all of their rights and obligations with respect to (x) the indemnification provisions set forth in Article VIII of the Purchase Agreement (the “Indemnification Provisions,” except with respect to the Continuing Covenants, for which the Indemnification Provisions are expressly agreed by the Parties to continue in full force and effect in accordance with the terms of the Purchase Agreement and (y) the matters described in Section 9.3 of the Purchase Agreement, and (d) the Parties shall release each other from all liabilities in respect of the Subject Claims, all with immediate effect, as more specifically and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Settlement of Claims.  As full and final settlement of the Subject Claims, the Parties shall undertake the following transactions, all such transactions to be mutually conditioned upon the completion of such other transaction:

(a)            TNC does hereby terminate, and render null and void, the October Note, and PESI hereby agrees to issue a new two-year, non-negotiable, unsecured note in the principal amount of TWO HUNDRED TWENTY NINE THOUSAND SEVEN HUNDRED SEVENTY-THREE DOLLARS AND 75/100 CENTS ($229,773.75) in substantially the form of Exhibit A hereto (the “New Note”).

(b)            TNC shall immediately deliver to PESI, at PESI’s corporate office located at 8302 Dunwoody Place, Suite 250, Atlanta, GA  30350, the original October Note and any and all copies thereof.

(c)            TNC and PESI hereby agree to execute the instruction letter to the Escrow Agent, in substantially the form of Exhibit B hereto, releasing the entire Escrow Balance to TNC.

(d)            By their execution of this Agreement, each of the PESI Parties and TNC hereby acknowledges and agrees that, effective as of the date hereof, the Indemnification Provisions are irrevocably terminated and of no further force or effect, except with respect to the Continuing Covenants, for which the Indemnification Provisions are expressly agreed by the Parties to continue in full force and effect in accordance with the terms of the Purchase Agreement.

(e)            By their execution of this Agreement, each of the PESI Parties and TNC hereby acknowledges and agrees that, effective as of the date hereof, the representations and warranties contained in Article II and Article IV of the Purchase Agreement, (ii) the covenants contained in Article V of the Purchase Agreement (except for the Continuing Covenants, the obligations under which are expressly agreed by the Parties to continue in full force and effect in accordance with the terms of the Purchase Agreement), and (iii) the provisions of Section 9.3 of the Purchase Agreement are irrevocably terminated and of no further force or effect.

2.            Continuation of Purchase Agreement.  Except as expressly amended by this Agreement, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

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3.            Mutual Releases.

(a)            Certain Definitions.  As used herein, the following terms shall have the following meanings:

“Associated Party” means, with respect to any specified Person, to the extent applicable, such Person’s (i) predecessors, successors, executors, administrators, trusts, spouse, heirs and estate, (ii) past, present and future assigns, agents and representatives, (iii) each entity that such Person has the power to bind (by such Person’s acts or signature) or over which such Person directly or indirectly exercises control and (iv) each entity of which such Person owns, directly or indirectly, a majority of the outstanding equity, beneficial, proprietary, ownership or voting interests.

“Claims” mean and include any and all agreements, causes of action, claims, commitments, contracts, controversies, covenants, indebtedness, debts, damages, demands, disputes, obligations, liabilities, rights and suits of every kind and nature, whether in law or equity, whether known or unknown, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, fixed or contingent, and whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory.

“PESI Releasee” means PESI, SEC, each of SEC’s and PESI’s respective present and former directors, officers, employees, stockholders, agents and representatives, and the respective affiliates (including subsidiaries), successors and assigns of each of the foregoing.

“TNC Releasee” means TNC, TNC’s present and former directors, managers, officers, employees, members, agents and representatives, and the respective affiliates (including subsidiaries), successors and assigns of each of the foregoing; provided, however, such term does not include Christopher P. Leichtweis (“Leichtweis”).

“Released Claims” means, (i) with respect to Section 3(b) below, Claims which TNC and/or any of its Associated Parties has had or claims to have had, now has or claims to have, or may in the future have against any PESI Releasee by reason of any matter, cause or thing whatsoever arising from, connected with, or in any way relating to or resulting from the Subject Claims; and (ii) with respect to Section 3(c), Claims which PESI, SEC and/or any of their respective Associated Parties has had or claims to have had, now has or claims to have, or may in the future have against any TNC Releasee by reason of any matter, cause or thing whatsoever arising from, connected with, or in any way relating to or resulting from the Subject Claims; provided, however, that the foregoing release  shall not apply to, and shall not relieve any party hereto from, its obligations under this Agreement, the New Note and the Purchase Agreement (but only with respect to the Continuing Covenants).

(b)            Release by TNC.  Effective as of the date hereof, TNC, on behalf of itself and each of its Associated Parties:

(i)          releases and forever discharges each PESI Releasee of and from each Released Claim;

(ii)         waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that TNC does not know or suspect to exist at the time of executing this Agreement;

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(iii)        represents and warrants that, (A) neither TNC nor any of its Associated Parties has assigned, transferred, or purported to assign or transfer, to any Person any Released Claim, its interest in the October Note or the Escrow Agreement, except for YA Global Investments, L.P. (“YA”), who has consented to the terms of this Agreement and the transactions contemplated hereby and shall release its security interest in the October Note and Escrow Agreement as a condition to this Agreement, (B) to TNC’s best knowledge, no other Person or entity has any interest in any of the Released Claims, the October Note or the Escrow Agreement, other than the Management Investors (as such term is defined in the Purchase Agreement) and YA, whose waivers and releases therein are a condition to this Agreement, (C) this Agreement has been duly and validly executed and delivered by TNC, (D) this Agreement is a valid and binding obligation of TNC, and is enforceable against TNC in accordance with its terms, and (E) no authorization, instruction, consent or approval of any Person is required to be obtained by TNC in connection with the execution and delivery of this Agreement or the performance hereof (other than (1) the consent and approval of the board of directors or similar body of TNC, and (2) any waivers and releases from the Management Investors required in connection with the consummation of this Agreement, with respect to any claim of right or interest by such persons in the Escrow Agreement and the Promissory Note that are afforded such persons by reason of that certain Exchange Agreement dated as of October 31, 2011 (the “Exchange Agreement”), which consents, approvals, waivers and releases have been obtained); and

(iv)       irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any PESI Releasee based upon any Released Claim, it being understood that if TNC brings any claim, suit, or action against any PESI Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then TNC shall indemnify such PESI Releasee in the amount of any final non-appealable judgment rendered by a court of competent jurisdiction or settlement, and any related cost (including, without limitation, reasonable legal fees), entered against, paid or incurred by the PESI Releasee as a result of such proceeding.

(c)            Release by PESI and SEC.  Effective as of the date hereof, each of PESI and SEC, on behalf of itself and each of their respective Associated Parties:

(i)          releases and forever discharges each TNC Releasee of and from each Released Claim;

(ii)         waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that PESI or SEC does not know or suspect to exist at the time of executing this Agreement;

(iii)        represents and warrants that  (A) neither PESI, SEC nor any of their respective Associated Parties has assigned, transferred, or purported to assign or transfer, to any Person any Released Claim, its interest in the October Note or the Escrow Agreement, (B) to each of SEC’s and PESI’s best knowledge, no other Person or entity has any interest in any of the Released Claims, the October Note or the Escrow Agreement, other than the Management Investors, whose waivers and releases therein are a condition to this Agreement, (C) this Agreement has been duly and validly executed and delivered by each of PESI and SEC, (D) this Agreement is a valid and binding obligation of each of PESI and SEC, and is enforceable against each of PESI and SEC in accordance with its terms, and (v) no authorization, instruction, consent or approval of any Person is required to be obtained by PESI or SEC in connection with the execution and delivery of this Agreement or the performance hereof (other than the consent and approval of the Board of Directors of PESI and SEC, which consents and approvals have been obtained); and

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(iv)        irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any TNC Releasee based upon any Released Claim, it being understood that if PESI or SEC brings any claim, suit, or action against any TNC Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then PESI and/or SEC, as the case may be, shall indemnify such TNC Releasee in the amount of any final non-appealable judgment by a court of competent jurisdiction or settlement, and any related cost (including without limitation reasonable legal fees), entered against, paid or incurred by the TNC Releasee as a result of such proceeding.

4.	Miscellaneous.

(a)            Entire Agreement.  This Agreement states the entire agreement of the Parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

(b)            Amendments; Waivers.  This Agreement may be amended only by the written agreement of each of the Parties, and compliance with any provision of this Agreement may be waived only by the written agreement of the party that is adversely affected by such waiver.

(c)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.  No Party hereto shall assign or otherwise transfer this Agreement or any of its rights hereunder, or delegate any of its obligations hereunder, without the prior written consent of the other Parties.

(d)            Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, in any jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction.

(e)            Further Assurances.  The Parties hereto agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)             Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause application of the laws of any jurisdiction other than the State of Delaware.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any action arising out of or relating to this Agreement.  Each of the Parties to this Agreement agrees that a final judgment in such jurisdiction in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.  Each of the Parties waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

(g)            Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all Parties, but all of which counterparts when taken together will constitute one and the same agreement.  Facsimile signatures and pdf copies of signature pages, shall constitute original signatures for all purposes of this Agreement.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties.

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(h)            Representation by Counsel; Costs, Expenses and Attorneys’ Fees.  Each Party acknowledges that it has been advised by legal and any other counsel retained by such Party in its sole discretion.  Each Party acknowledges that such Party has had a full opportunity to review this Agreement and to negotiate this Agreement in its sole discretion, without any undue influence by any other Party or any third party.  Each Party has made its own independent investigation of the facts and law pertaining to this settlement and this Agreement, and of all matters related thereto, to the full extent such Party deems necessary or advisable.  Each Party shall bear its or his own costs, expenses and attorneys’ fees incurred in connection with the matters covered by this Agreement.

(i)            Construction.  The Parties have participated jointly in the negotiations and drafting of this Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(j)            Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(k)            Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

(l)            No Waivers.  No waiver by any Party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of the Party’s rights under such provisions at any other time or a waiver of the Party’s rights under any other provision of this Agreement.  No failure by any party to take any action against any breach of this Agreement or default by another Party shall constitute a waiver of the former Party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by the other Party.

(Remainder of this page left intentionally blank. Signature page(s) to follow.)

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NOW, THEREFORE, the Parties have executed this Settlement and Release Agreement as of the date first written above.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Louis F. Centofanti
Louis F. Centofanti, President

TIMIOS NATIONAL CORPORATION

By:	/s/ C. Thomas McMillen
C. Thomas McMillen, Chief Executive Officer

SAFETY & ECOLOGY HOLDINGS CORPORATION

By:	/s/ Louis F. Centofanti
Louis F. Centofanti, Chairman of the Board

Exhibit A

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”) OR ANY STATE SECURITIES LAWS.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THIS NOTE REPLACES THAT CERTAIN NON-NEGOTIABLE PROMISSORY NOTE OF PERMA-FIX ENVIRONMENTAL SERVICES, INC., DATED OCTOBER 31, 2011, IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,500,000, TO THE ORDER OF HOMELAND SECURITY CAPITAL CORPORATION, WHICH NOTE BY THIS ISSUANCE IS HEREBY CANCELLED AND RENDERED NULL AND VOID,

NON-NEGOTIABLE
PROMISSORY NOTE

Issuance Date: February 12, 2013	Principal Amount:	$229,773.75

           FOR VALUE RECEIVED, the undersigned PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (“PESI”), promises to pay to the order of TIMIOS NATIONAL CORPORATION, a Delaware corporation (formerly known as Homeland Security Capital Corporation, “Timios”), having a notice address at 4601 Fairfax Drive, Suite 1200, Arlington, Virginia 22203, or at such other place as may be designated in writing by Timios, the principal sum of TWO HUNDRED TWENTY NINE THOUSAND SEVEN HUNDRED SEVENTY-THREE DOLLARS AND 75/100 ($229,773.75), together with interest thereon at the annual interest rate hereinafter stated, payable as set forth below.

This Note replaces in full that certain non-negotiable promissory note of PESI dated October 31, 2011, in the principal amount of $2,500,000 (the “Original Note”), issued pursuant to the terms of that certain Stock Purchase Agreement dated as of July 15, 2011 (the “Purchase Agreement”) between PESI, Timios and Safety & Ecology Holdings Corporation (“SEHC”).  The Original Note is hereby terminated and shall be null and void and of no further force and effect.

Unless otherwise defined herein, all terms defined or referenced in the Purchase Agreement will have the same meanings herein as therein.

Until paid in full in accordance with the terms hereof, interest on this Note shall accrue from the date hereof at the Interest Rate (calculated on the basis of a 360-day year consisting of twelve 30 day months).  For purposes of this Note, the Interest Rate shall mean six percent (6.0%) per annum, except upon the occurrence of an Event of Default (as defined herein), in which case, during the period from the date of such Event of Default until the earlier of (i) the date such Event of Default is cured or (ii) the date on which such payment is made as set forth herein, the Interest Rate shall mean twelve percent (12.0%) per annum.  Notwithstanding any other provision of this Note, Timios does not intend to charge, and PESI shall not be required to pay, any interest or other fees or charges in excess of the maximum interest permitted by applicable law; any payments in excess of such maximum shall be refunded to PESI or credited to reduce principal hereunder.  The principal and accrued interest due thereon shall be payable over a two (2) year period in twenty-four (24) monthly installments of principal and interest, with the first monthly installment of $10,183.71 in principal and interest due and payable on February 28, 2013, and a like installment due and payable on the 15th day of each month thereafter for 23 months, and the remaining unpaid principal balance of this Note and all accrued interest thereon due and payable on January 31, 2015 (the “Maturity Date”).

1.             This Note is executed and delivered in connection with, and subject to the terms and conditions contained in, that certain Settlement and Release Agreement dated February 12, 2013 between PESI, Timios and SEHC (the “Settlement Agreement”).  It is specifically agreed that the entire principal amount of this Note has been advanced as of the date hereof, and that no additional advances will be made hereunder.  Subject to the provisions of Section 4, all payments will first be applied to the payment of accrued interest, and the remainder will be applied in reduction of the principal balance hereof.  Payments of principal and interest on this Note shall be made by wire transfer of immediately available funds to an account designated by Timios in Exhibit A attached hereto, which may be changed by Timios in writing from time to time.

2.             PESI will have the right to prepay this Note in whole or in part at any time and from time to time without premium or penalty, but with interest accrued to the date of prepayment.

3.             PESI agrees that, upon an occurrence of an Event of Default (as defined below), and, as a result, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Timios’s rights hereunder, PESI will pay, subject to the terms hereof, Timios’s reasonable attorneys’ fees and expenses and all other reasonable expenses incurred by Timios in connection therewith, provided that Timios is represented by a single attorney or law firm, as determined by a court of competent jurisdiction or as agreed to by PESI and the Parent (the “Expenses”).

4.             The payment and performance of this Note is unsecured.  This Note is non-negotiable, and neither this Note nor the right to receive the payments due and to become due under this Note may be sold, transferred or assigned by Timios without the prior written consent of PESI which may be withheld by PESI in PESI’s sole discretion.

5.             Upon the occurrence of an Event of Default (as defined below), Timios will have the option to declare this Note in default and to be immediately due and payable, whereupon this Note shall become forthwith due and payable upon such written demand received by PESI (“Written Demand Notice”), and Timios will thereafter have the right, at its option and in its sole discretion, by written election delivered to PESI to receive in full and complete satisfaction of all PESI’s obligations under this Note, either:

a.	the cash amount equal to the sum of the unpaid principal balance owing under this Note and all accrued and unpaid interest thereon, plus the Expenses (the “Payoff Amount”);

b.
the number of fully paid and non-assessable shares of the common stock, par value $.001 per share, of PESI (the “PESI Common Stock”) equal to the quotient determined by dividing the Payoff Amount by the average of the closing prices per share of the PESI Common Stock as reported by the primary national securities exchange or automatic quotation system on which PESI Common Stock is traded during the 30 consecutive trading day period ending on the trading day immediately prior to receipt by PESI of the Written Demand Notice delivered in accordance with Section 9.4 of the Purchase Agreement (the “Payoff Shares”); provided, however, that the number of Payoff Shares plus the number of shares of PESI Common Stock issued or to be issued to the Management Investors pursuant to Section 5.21 of the Purchase Agreement shall not exceed 19.9% of the voting power of all of PESI voting securities issued and outstanding as of the date of the Purchase Agreement; or

c.
any combination of the Payoff Amount or the Payoff Shares, provided, however, that the aggregate amount of the Payoff Amount and the Payoff Shares shall not exceed the unpaid principal balance and accrued interest due under this Note as of receipt by PESI of the Written Demand Notice, with the number of Payoff Shares to be determined by dividing the amount of the Payoff Amount which is to be paid in Payoff Shares by the average of the closing prices per share of the PESI Common Stock as reported by the primary national securities exchange or automatic quotation system on which PESI Common Stock is traded during the thirty (30) consecutive trading day period ending on the trading day immediately prior to receipt by PESI of the Written Demand Notice and Timios’s written election to receive a portion of the Payoff Amount in Payoff Shares, with such notice to specify the amount of the Payoff Amount to be paid in Payoff Shares.

6.             If Timios elects to receive Payoff Shares, (i) the issuance of the Payoff Shares will be subject to Timios providing in writing to PESI within three Business Days prior to the issuance of the Payoff Shares, substantially the same representations, warranties and covenants as set forth in Exhibit C attached to the Purchase Agreement and (ii) Timios shall not, at anytime or for any reason, assign, transfer or convey the Payoff Shares or any portion thereof, if issued by PESI to Timios, to Yorkville.  If issued, the Payoff Shares will not be registered, and Timios will not be entitled to registration rights with respect to the Payoff Shares, except for those certain Piggyback Registration Rights set forth in the Registration Rights Agreement attached as Exhibit D to the Purchase Agreement, which PESI and Timios shall execute immediately prior to the issuance of the Payoff Shares.  The Payoff Shares issued to Timios pursuant to this Note, if any, will be restricted securities and subject to the restrictions, qualifications, and limitations set forth in the Purchase Agreement, Exhibits C and D of the Purchase Agreement, and this Note, including without limitation, compliance with federal and state securities laws and the limitations on the maximum number of Payoff Shares to be issued to Timios set forth in Section 6(b) hereof.

7.             Events of Default.  Notwithstanding any provision of this Note to the contrary, subject to the terms hereof and the Purchase Agreement, the outstanding principal and accrued interest under this Note shall become due and payable, without notice or demand, upon the happening of any one of the following specified events (each, an “Event of Default”):

a.	PESI fails to pay any installment of principal and interest due hereunder within 30 days of when due; or

b.
Any legal proceeding is commenced by or against PESI seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of its structure or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for PESI or for all or substantially all of  PESI’s property, or shall take any such action to authorize any of the foregoing, and such case or proceeding (x) results in the entry of an order for relief against it which is not stayed within twenty (20) Business Days after the entry thereof or (y) is not dismissed within sixty (60) days of commencement; or

c.	Change in Control (as defined below) of PESI. For the purposes of this Note, a “Change in Control” shall mean any of the following:

i.
consummation of a transaction in which any person, entity, corporation, or group (as such terms are defined in sections 13 (d)(3) and 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than PESI, or a profit sharing, employee ownership or other employee benefit plan sponsored by PESI or any subsidiary of PESI) has purchased PESI’s voting securities for cash, securities or other consideration pursuant to a tender offer, or has become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act (in one transaction or a series of transactions), of securities of PESI representing more than 50% of the total voting power of the then outstanding securities of PESI ordinarily having the right to vote in the election of directors; or

ii.	a change, without approval of at least a majority of the Board of Directors then in office, of a majority of PESI’s Board of Directors; or

iii.	consummation by PESI of PESI selling all or substantially all of PESI’s assets to a purchaser which is not a subsidiary of PESI; or

iv.	PESI shareholders’ approval of a plan of dissolution or liquidation of PESI; or

v.
PESI’s consummation of a merger or consolidation, in which PESI or a  subsidiary of PESI is not the surviving corporation, and immediately following such merger or consolidation less than fifty percent (50%) of the surviving corporation’s outstanding voting stock is held by persons who are stockholders of PESI immediately prior to such merger or consolidation.

8.             All notices required or permitted hereunder shall be in writing and shall be deemed effectively given if given in accordance with the notice provisions in the Purchase Agreement, unless otherwise agreed to by the parties.  In addition any notice otherwise required or permitted hereunder, PESI shall give Timios written notice not less than ten (10) days prior to the consummation of any Change in Control.

9.             PESI hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by Timios hereof with respect to the time of payment or any other provision hereof.

10.           The rights and remedies of Timios under this Note shall be cumulative.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to Timios upon any breach or default of PESI under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

11.           In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

12.           This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions.  The parties irrevocably and unconditionally submit to the exclusive jurisdiction of the courts sitting in the State of Delaware over any suit, action or proceeding arising out of or relating to this Note.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.  The parties agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction other parties are or may be subject, by suit upon such judgment.

13.           Jury Trial Waiver.  PESI HEREBY KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO, THIS NOTE.  PESI FURTHER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS NOTE WITH ITS COUNSEL AND THAT IT ON ITS OWN HAS MADE THE DETERMINATION TO EXECUTE THIS NOTE AFTER CONSIDERATION OF ALL OF THE TERMS OF THIS NOTE AND OF ALL OTHER FACTORS WHICH IT CONSIDERS RELEVANT.

IN WITNESS WHEREOF, PESI has executed this instrument effective the date first above written.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation

By:	/s/Lou Centofanti
Louis F. Centofanti, President

Exhibit B

February 12, 2013

By Fax:  (804) 782-5858; and
Email: Nickida.dooley@suntrust.com

SunTrust Bank
Mail Code HDQ-5307
919 E. Main Street
Richmond, Virginia 23219
Attention of Nickida Dooly, Assistant Vice President

Dear Ms. Dooly:

We refer to the Escrow Agreement by and among Perma-Fix Environmental Services, Inc. (“Perma-Fix”), Homeland Security Capital Corporation (now known as Timios National Corporation, “TNC”) and SunTrust Bank, dated October 31, 2011 (the “Agreement”).   Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Perma-Fix and TNC hereby request that you immediately release the Escrow Amount to TNC using the following wire instructions:

SunTrust Bank, 901 North Glebe Road, Arlington, VA  22203

ABA #: 061000104
Account #: 1000038719851

Account Name:  Homeland Security Capital Corporation
Address:  4601 Fairfax Drive, Arlington, VA  22203
Contact: Michael Brigante

As a result of the execution, of even date herewith, of that certain Settlement and Release Agreement between Perma-Fix, TNC and Safety & Ecology Holdings Corporation, Perma-Fix and TNC confirm that there are no outstanding unresolved Asserted Claims, and that the full balance of the Escrow Amount can be released to TNC prior to the Release Date.

Kindly acknowledge the parties’ request for the disbursement of the Escrow Amount by signing below where indicated.   Your signature, along with the parties’ signatures below, shall also constitute, pursuant to Section 11.2 of the Agreement, an amendment to the Agreement permitting the release of the balance of the Escrow Amount to TNC prior to the Release Date.

Given that the entire balance of the Escrow Amount is being disbursed, this letter also confirms the termination of the Agreement pursuant to Section 14 of the Agreement.

This letter may be executed in one or more counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same document.

(Remainder of page intentionally left blank.  Signature page follows.)

Sincerely yours,

TIMIOS NATIONAL CORPORATION

/s/C Thomas McMillen

C. Thomas McMillen
President and Chief Executive Officer

PERMA-FIX ENVIRONMENTAL SERVICES, INC

/s/Lou Centofanti

Dr. Louis F. Centofanti
President

cc:	Avisheh Avini, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
(By Fax: (212) 983-3115)

Irwin H. Steinhorn, Esq., Conner & Winters, LLP  (By Fax: (405) 232-2695)

Signature page to Escrow release letter